Freshworks Reports Record Second Quarter 2026 Results
Beats revenue and profitability expectations, raises full year estimates

•Total revenues of $237.4 million, representing 16% year-over-year growth
•Positive GAAP Net Income of $3.2 million, representing the Company’s first quarter of GAAP profitability in 2026
•Achieved the 8th consecutive quarter of Rule of 40 demonstrating consistent growth and profitability

San Mateo, Calif. – August 4, 2026 – Freshworks Inc. (Nasdaq: FRSH), today announced financial results for its second quarter ended June 30, 2026.

"Freshworks just delivered its seventh straight quarter beating revenue estimates, its eighth consecutive quarter hitting Rule of 40, and a milestone we said we'd hit - GAAP profitability, months ahead of plan. This isn't just a moment, this has been a pattern of execution," stated Dennis Woodside, CEO & President of Freshworks. "EX ARR grew 24% year-over-year, and Freddy AI Copilot is now attached to over 71% of new enterprise deals. Customers aren't testing AI with us, they’re adopting and using Freddy AI. We built a platform for the mid-market and agile enterprise that we believe no one else can match, and we're demonstrating you can grow fast, stay disciplined, and be profitable all at the same time. This is what a durable, category-defining business should look like."

Second Quarter 2026 Financial Summary Results

•Revenue: Total revenue was $237.4 million, representing growth of 16% compared to total revenue of $204.7 million in the second quarter of 2025, and 15% adjusting for constant currency.

•GAAP Income (Loss) from Operations: GAAP income (loss) from operations was $6.1 million, representing an operating margin of 2.6%, compared to $(8.7) million, representing an operating margin of (4.2)%, in the second quarter of 2025.

•Non-GAAP Income from Operations: Non-GAAP income from operations was $55.9 million, representing a non-GAAP operating margin of 23.6%, compared to $44.8 million, representing a non-GAAP operating margin of 21.9%, in the second quarter of 2025.

•GAAP Net Income (Loss) Per Share: GAAP diluted net income (loss) per share was $0.01 based on 273.0 million weighted-average shares outstanding, compared to $(0.01) based on 294.4 million weighted-average shares outstanding in the second quarter of 2025.

•Non-GAAP Net Income Per Share: Non-GAAP diluted net income per share was $0.17 based on 273.0 million weighted-average shares outstanding, compared to $0.18 based on 297.3 million weighted-average shares outstanding in the second quarter of 2025.

•Net Cash Provided by Operating Activities: Net cash provided by operating activities was $58.5 million, representing an operating cash flow margin of 24.7%, compared to $58.6 million, representing an operating cash flow margin of 28.6%, in the second quarter of 2025.

•Adjusted Free Cash Flow: Adjusted free cash flow was $57.7 million, representing an adjusted free cash flow margin of 24.3%, compared to $54.3 million, representing an adjusted free cash flow margin of 26.5%, in the second quarter of 2025 .

•Cash, Cash Equivalents, Restricted Cash and Marketable Securities: Cash, cash equivalents, restricted cash and marketable securities were $665.3 million as of June 30, 2026.

All financial numbers for 2026 include the results of our FireHydrant business. A description of non-GAAP financial measures is contained in the section titled “Explanation of Non-GAAP Financial Measures” below and a reconciliation of GAAP to non-GAAP financial measures is detailed in the tables below.

Second Quarter Metrics and Recent Business Highlights

•Number of customers contributing more than $100,000 in ARR was 1,746, an increase of 25% year-over-year and 26% adjusting for constant currency.
•Number of customers contributing more than $50,000 in ARR was 4,091, an increase of 18% year-over-year and 19% adjusting for constant currency.
•Number of customers contributing more than $5,000 in ARR was 25,356, an increase of 6% year-over-year and 6% adjusting for constant currency.
•Net dollar retention rate was 104%, compared to 106% in the first quarter of 2026 and 106% in the second quarter of 2025. Adjusted for constant currency, net dollar retention rate was 105%, compared to 105% in the first quarter of 2026 and 104% in the second quarter of 2025.
•Announced AI Agent Studio and MCP Gateway for Freshservice.
•Welcomed and onboarded many new customers to the Freshworks community including Van Marcke, Hydrite Chemical, Simpar, Upland Software, Paddle, and Open Health Communications.
•Appoints Ryan Manning as Chief Product and Technology Officer.
•Named a Leader in the 2026 Gartner® Magic Quadrant™ for IT Service Management Platforms.

Financial Outlook

We are providing estimates for the third quarter and for the full year 2026. We emphasize that these estimates are subject to various important cautionary factors referenced in the section entitled “Forward-Looking Statements” below.

For the third quarter and full year 2026, we currently expect the following results:

($ in millions, except per share data)	Third Quarter 2026	Full Year 2026
Revenue(1)	$244.5 - $245.5	$963.5 - $966.5
Year-over-year growth	~14%	~15%
Year-over-year growth (constant currency)	14% - 15%	14% - 15%

Non-GAAP income from operations(1)	$59.0 - $61.0	$222.0 - $228.0

Non-GAAP net income per share(2)	$0.18	$0.66 - $0.68

(1) Revenue and non-GAAP income from operations are based on exchange rates as of August 1, 2026 for currencies other than USD.
(2) Non-GAAP net income per share was estimated assuming 265.8 million and 272.8 million weighted-average shares outstanding for the third quarter and full year 2026, respectively.

These statements are forward-looking and actual results may differ materially. Refer to the “Forward-Looking Statements” safe harbor section below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

We have not reconciled our third quarter and full year 2026 estimates for non-GAAP financial measures to GAAP due to the uncertainty and potential variability of expenses that may be incurred in the future. Accordingly, a reconciliation is not available without unreasonable effort and we are unable to address the probable significance of the unavailable information. We have provided a reconciliation of other GAAP to non-GAAP financial measures in the financial statement tables for our second quarter 2026 and 2025 non-GAAP results included in this press release.

Webcast and Conference Call Information

We will host a conference call for investors on August 4, 2026 at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time to discuss the Company’s financial results and business highlights. Investors are invited to listen to a live audio webcast of the conference call by visiting the investor relations website at ir.freshworks.com. A replay of the audio webcast will be available shortly after the call on the Freshworks Investor Relations website and will be available for twelve months thereafter.

Explanation of Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release and the accompanying tables contain non-GAAP financial measures, including revenue adjusted for constant currency, non-GAAP gross profit, non-GAAP gross margin, non-GAAP sales and marketing expense, non-GAAP research and development expense, non-GAAP general and administrative expense, non-GAAP income from operations, non-GAAP operating margin, non-GAAP net income per share, non-GAAP net income, adjusted free cash flow, and adjusted free cash flow margin. This press release and the accompanying tables also contain certain other metrics, including annual recurring revenue, net dollar retention rates, revenue growth rates, and related presentation thereof adjusted for constant currency.

We adjust revenue and related growth rates for constant currency to provide a framework for assessing business performance excluding the effect of foreign currency rate fluctuations. To present this information, current period results for currencies other than USD are converted into USD at the average exchange rates in effect during the comparison period (for Q2 2025, the average exchange rates in effect for our major currencies were 1 EUR to 1.05 USD and 1 GBP to 1.26 USD), rather than the actual average exchange rates in effect during the current period (for Q2 2026, the average exchange rates in effect for our major currencies were 1 EUR to 1.16 USD and 1 GBP to 1.34 USD).

We use these non-GAAP measures in conjunction with GAAP measures as part of our overall assessment of our performance, including the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies and to communicate with our board of directors concerning our financial performance. We believe these non-GAAP measures provide investors consistency and comparability with our past financial performance and facilitate period-to-period comparisons of our operating results. We believe these non-GAAP measures are useful in evaluating our operating performance compared to that of other companies in our industry, as they generally eliminate the effects of certain items that may vary for different companies for reasons unrelated to overall operating performance.

Investors, however, are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. The non-GAAP measures we use may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. We compensate for these limitations by providing specific information regarding the GAAP items excluded from these non-GAAP financial measures.

We exclude the following items from one or more of our non-GAAP financial measures:

•Stock-based compensation expense. We exclude stock-based compensation, which is a non-cash expense, from certain of our non-GAAP financial measures because we believe that excluding this expense provides meaningful supplemental information regarding operational performance. In particular, stock-based compensation expense is not comparable across companies given the variety of valuation methodologies and assumptions.

•Employer payroll taxes on employee stock transactions. We exclude the amount of employer payroll taxes on equity awards from certain of our non-GAAP financial measures because they are dependent on our stock price at the time of vesting or exercise and other factors that are beyond our control and do not believe these expenses have a direct correlation to the operation of our business.

•Amortization of acquired intangibles. We exclude amortization of acquired intangibles, which is a non-cash expense, from certain of our non-GAAP financial measures. Our expenses for amortization of acquired intangibles are inconsistent in amount and frequency because they are significantly affected by the timing, size of acquisitions, and the allocation of purchase price. We exclude these amortization expenses because we do not believe these expenses have a direct correlation to the operation of our business.

•Restructuring charges. We exclude restructuring charges, which primarily consists of employee severance and other employee termination benefits associated with the restructuring program initiated in November 2024 and May 2026, from our non-GAAP financial measures, because we do not believe these expenses have a direct correlation to the operating performance of our business.

•Acquisition expenses. We exclude acquisition expenses, which primarily consist of legal fees and due diligence costs, from our non-GAAP financial measures because we do not believe these expenses have a direct correlation to the operating performance of our business.

•Income tax effect and adjustments. Starting January 1, 2026, we utilize a long-term projected non-GAAP tax rate to compute our non-GAAP income tax provision in order to provide better consistency across interim reporting periods. Our non-GAAP tax rate reflects our estimated long-term effective tax rate based on our anticipated geographic earnings mix and statutory tax regimes. For fiscal year 2026, we determined the projected non-GAAP tax rate to be 24%. The difference between our GAAP income tax provision and our non-GAAP income tax provision is presented as non-GAAP income tax reconciling adjustments. Prior to 2026, we excluded the income tax effect of the above adjustments, income tax effect associated with acquisitions and tax charges or benefits that are a result of a change in valuation allowance on deferred tax assets and its related impacts, from our non-GAAP financial measures. We excluded these costs because we do not believe these expenses have a direct correlation to the operating performance of our business.

We define adjusted free cash flow as net cash provided by operating activities, less purchases of property and equipment, capitalized internal-use software, plus acquisition costs and restructuring charges. We believe that adjusted free cash flow is a useful indicator of liquidity as it measures our ability to generate cash from our core operations after purchases of property and equipment. Adjusted free cash flow is a measure to determine, among other things, cash available for strategic initiatives, including further investments in our business and potential acquisitions of businesses. We define adjusted free cash flow margin as adjusted free cash flow as a percentage of revenue. We believe that adjusted free cash flow margin is a useful indicator of how efficiently we convert revenue into adjusted free cash flow.

Operating Metrics

Number of Customers Contributing More Than $5,000, $50,000 and $100,000 in ARR. We define ARR as the sum total of subscription, software license, and maintenance revenue we would contractually expect to recognize over the next 12 months from all customers at a point in time, assuming no increases, reductions or cancellations in their subscriptions, and assuming that revenues are recognized ratably over the term of subscription and maintenance contracts and upon delivery for software licenses. We define our total customers contributing more than $5,000, $50,000 and $100,000 in ARR as of a particular date as the number of business entities or individuals, represented by a unique domain or a unique email address, with one or more paid subscriptions to one or more of our products that contributed ARR above the applicable threshold.

Net Dollar Retention Rate. To calculate net dollar retention rate as of a given date, we first determine Entering ARR, which is ARR from the population of our customers as of 12 months prior to the end of the reporting period. We then calculate the Ending ARR from the same set of customers as of the end of the reporting period. We then divide the Ending ARR by the Entering ARR to arrive at our net dollar retention rate. Ending ARR includes upsells, cross-sells, renewals and expansion as a result of acquisitions during the measurement period and is net of any contraction or attrition over this period.

We also adjust the above operating metrics, growth rates of customers contributing more than $5,000, $50,000 and $100,000 in ARR and related presentation thereof for constant currency to provide a framework for assessing our business performance excluding the effects of foreign currency rates fluctuations. To present this information, the Ending ARR of the current period in currencies other than USD is converted into USD at the exchange rates in effect at the end of the comparison period (for Q2 2025, the period end exchange rates in effect for our major currencies were 1 EUR to 1.17 USD and 1 GBP to 1.37 USD), rather than the actual exchange rates in effect at the end of the current period (for Q2 2026, the period end exchange rates in effect for our major currencies were 1 EUR to 1.14 USD and 1 GBP to 1.32 USD).

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to, among other things, our GAAP and non-GAAP estimates for the third quarter and full year 2026, our financial outlook, our ability to sustain profitability, and our expectations regarding impact of new product capabilities and our AI-powered software. These forward-looking statements are based on our current expectations, estimates and projections about our business and industry, including our financial outlook and macroeconomic uncertainties, management’s beliefs and certain assumptions made by the company, all of which are subject to change. Forward-looking statements generally can be identified by the use of forward-looking terminology such as, “future,” “believe,” “expectation,” “may,” “will,” “outlook,” “estimate,” “continue,” “anticipate,” “could,” “would,” or similar expressions or the negative of those terms or expressions. Such statements involve risks and uncertainties, many of which involve factors or circumstances that are beyond our control, which could cause actual results to vary materially from those expressed in or indicated by the forward-looking statements. Factors that may cause actual results to differ materially include our ability to achieve our long-term plans and key initiatives; our ability to sustain or manage any future growth and profitability effectively; our ability to attract and retain customers or expand sales to existing customers; delays in product development or deployments or the success of such products; the impact to the economy, our customers and our business due to uncertain global economic conditions, including market volatility, foreign exchange rates, and impact of inflation, as well as the other potential factors described under “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2025 as such factors may be updated from time to time in our periodic and other documents of Freshworks Inc. filed with the Securities and Exchange Commission from time to time (available at www.sec.gov).

We caution you not to place undue reliance on forward-looking statements, which speak only as of the date hereof and are based on information available to us at the time the statements are made and/or management’s good faith belief as of that time with respect to future events. We assume no obligation to update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release, except as required by law.

About Freshworks Inc.

Freshworks is the AI-powered, unified service operations platform that is fast to deploy, intuitive to use, and enables every employee to be more productive. We offer powerful governance and scale, without the operational drag of legacy platforms. Organizations including Bridgestone, New Balance, S&P Global, and Sony Music trust Freshworks to deliver quality employee and customer service and manage efficient technology operations. For the latest updates, visit freshworks.com and follow Freshworks on LinkedIn, X, and Facebook.

© 2026 Freshworks Inc. All Rights Reserved. Freshworks, Freshservice and any associated logo are trademarks of Freshworks Inc. All other company, brand and product names may be trademarks or registered trademarks of their respective companies. Nothing in this press release should be construed to the contrary, or as an approval, endorsement or sponsorship by any third parties of Freshworks Inc. or any aspect of this press release.

Gartner Source Citation

Gartner, Magic Quadrant for IT Service Management Platforms, Rich Doheny, Ankita Hundal, et al., 27 July 2026

Gartner Disclaimer

Gartner does not endorse any vendor, product or service depicted in our research publications, and does not advise technology users to select only those vendors with the highest ratings or other designation. Gartner research publications consist of the opinions of Gartner’s business and technology insights research organization and should not be construed as statements of fact. Gartner disclaims all warranties, expressed or implied, with respect to this research, including any warranties of merchantability or fitness for a particular purpose. GARTNER is a registered trademark and service mark of Gartner, Inc. and/or its affiliates in the U.S. and internationally, and MAGIC QUADRANT is a registered trademark of Gartner, Inc. and/or its affiliates and are used herein with permission. All rights reserved. The Gartner content described herein (the “Gartner Content”) represents research opinion or viewpoints published, as part of a syndicated subscription service, by Gartner, Inc. (“Gartner”), and is not a representation of fact. Gartner Content speaks as of its original publication date and not as of the date of this press release, and the opinions expressed in the Gartner Content are subject to change without notice.

Investor Relations Contact:
IR@freshworks.com

Media Relations Contact:
PR@freshworks.com

FRESHWORKS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenue	$237,377	$204,678	$466,010	$400,951
Cost of revenue(1)	36,096	31,142	70,784	61,020
Gross profit	201,281	173,536	395,226	339,931
Operating expenses:
Research and development(1)	43,815	39,943	93,076	79,944
Sales and marketing(1)	106,450	95,223	218,767	184,381
General and administrative(1)	37,924	47,026	78,351	94,273
Restructuring charges	7,032	—	7,032	405
Total operating expenses	195,221	182,192	397,226	359,003
Income (loss) from operations	6,060	(8,656)	(2,000)	(19,072)
Interest and other income, net	4,204	12,547	5,630	25,516
Income before income taxes	10,264	3,891	3,630	6,444
Provision for income taxes	7,025	5,630	5,201	9,487
Net income (loss)	3,239	(1,739)	(1,571)	(3,043)

Weighted-average shares used in calculating net income (loss) per share:
Basic	271,951	294,435	277,612	297,839
Diluted	272,988	294,435	277,612	297,839
Net income (loss) per share - basic and diluted
Basic	$0.01	$(0.01)	$(0.01)	$(0.01)
Diluted	$0.01	$(0.01)	$(0.01)	$(0.01)

______________________
(1)    Includes stock-based compensation expense as follows (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Cost of revenue	$1,636	$1,437	$3,254	$2,955
Research and development	8,956	8,618	21,257	17,831
Sales and marketing	11,088	11,819	24,088	25,228
General and administrative	16,168	27,406	33,170	54,930
Total stock-based compensation expense, net of amounts capitalized	$37,848	$49,280	$81,769	$100,944

FRESHWORKS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30, 2026	December 31, 2025
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$494,665	$569,774
Restricted cash	1,154	62,374
Marketable securities	169,442	211,597
Accounts receivable, net	137,678	150,817
Deferred contract acquisition costs	32,105	29,830
Prepaid expenses and other current assets	66,866	72,774
Total current assets	901,910	1,097,166
Property and equipment, net	46,387	38,843
Operating lease right-of-use assets	32,264	39,893
Deferred contract acquisition costs, noncurrent	28,661	27,179
Goodwill	198,010	146,676
Intangible assets, net	92,473	76,986
Deferred tax assets, net	174,047	157,466
Other assets	16,716	18,503
Total assets	$1,490,468	$1,602,712
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$26,902	$11,507
Accrued liabilities	105,290	101,202
Deferred revenue	400,469	385,320
Total current liabilities	532,661	498,029
Operating lease liabilities, non-current	25,565	33,282
Other liabilities	36,299	38,751
Total liabilities	594,525	570,062
Stockholders' equity:
Common stock	3	3
Additional paid-in capital	4,451,395	4,586,392
Accumulated other comprehensive loss	(1,730)	(1,591)
Accumulated deficit	(3,553,725)	(3,552,154)
Total stockholders' equity	895,943	1,032,650
Total liabilities and stockholders' equity	$1,490,468	$1,602,712

FRESHWORKS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Cash Flows from Operating Activities:
Net income (loss)	$3,239	$(1,739)	$(1,571)	$(3,043)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	8,263	6,281	16,126	12,641
Amortization of deferred contract acquisition costs	8,966	7,848	17,533	15,431
Non-cash lease expense	2,683	2,320	5,608	4,623
Stock-based compensation	37,849	49,280	81,770	100,944
Discount amortization on marketable securities	(297)	(1,793)	(1,244)	(3,694)
Deferred income taxes	3,224	—	(2,641)	(459)
Other	1,582	487	9,390	470
Changes in operating assets and liabilities:
Accounts receivable	(10,340)	(3,613)	14,577	6,981
Deferred contract acquisition costs	(11,093)	(10,054)	(21,290)	(18,758)
Prepaid expenses and other assets	2,295	(7,372)	(10,269)	(22,689)
Accounts payable	8,674	2,754	15,568	3,280
Accrued and other liabilities	(2,307)	8,309	(5,749)	7,813
Deferred revenue	8,429	8,390	9,456	15,439
Operating lease liabilities	(2,644)	(2,507)	(6,352)	(2,415)
Net cash provided by operating activities	58,523	58,591	120,912	116,564
Cash Flows from Investing Activities:
Purchases of property and equipment	(5,041)	(380)	(8,942)	(1,676)
Proceeds from sale of property and equipment	3	2	8	40
Capitalized internal-use software	(1,471)	(4,676)	(4,850)	(7,448)
Purchases of marketable securities	(126,404)	(225,273)	(273,825)	(347,206)
Maturities and redemptions of marketable securities	187,545	187,485	316,896	359,679
Business combination, net of cash acquired	—	—	(56,913)	—
Net cash provided by (used in) investing activities	54,632	(42,842)	(27,626)	3,389
Cash Flows from Financing Activities:
Proceeds from issuance of common stock under employee stock purchase plan, net	3,061	3,307	3,061	3,307
Proceeds from exercise of stock options	2	14	2	62
Payment of withholding taxes on net share settlement of equity awards	(9,826)	(13,749)	(16,986)	(30,460)
Repurchase of common stock	(159,042)	(113,586)	(207,411)	(227,196)
Net cash used in financing activities	(165,805)	(124,014)	(221,334)	(254,287)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(862)	—	(8,383)	—

Net decrease in cash, cash equivalents and restricted cash	(53,512)	(108,265)	(136,431)	(134,334)
Cash, cash equivalents and restricted cash, beginning of period	549,331	594,336	632,250	620,405
Cash, cash equivalents and restricted cash, end of period	$495,819	$486,071	$495,819	$486,071

FRESHWORKS INC.
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(in thousands, except percentages and per share data)
(unaudited)

	Three Months Ended June 30,
	2026	2025	Growth Rates
Revenue
GAAP revenue	$237,377	$204,678	16%
Effects of foreign currency rate fluctuations	$(1,466)
Revenue adjusted for constant currency	$235,911	$204,678	15%

FRESHWORKS INC.
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(in thousands, except percentages and per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Reconciliation of gross profit and gross margin:
GAAP gross profit	$201,281	$173,536	$395,226	$339,931
Non-GAAP adjustments:
Stock-based compensation expense	1,636	1,437	3,254	2,955
Employer payroll taxes on employee stock transactions	27	30	56	57
Amortization of acquired intangibles	1,655	1,275	3,292	2,536
Non-GAAP gross profit	$204,599	$176,278	$401,828	$345,479
GAAP gross margin	84.8%	84.8%	84.8%	84.8%
Non-GAAP gross margin	86.2%	86.1%	86.2%	86.2%

Reconciliation of operating expenses:
GAAP research and development	$43,815	$39,943	$93,076	$79,944
Non-GAAP adjustments:
Stock-based compensation expense	(8,956)	(8,618)	(21,257)	(17,831)
Employer payroll taxes on employee stock transactions	(104)	(57)	(217)	(209)
Non-GAAP research and development	$34,755	$31,268	$71,602	$61,904
GAAP research and development as percentage of revenue	18.5%	19.5%	20.0%	19.9%
Non-GAAP research and development as percentage of revenue	14.6%	15.3%	15.4%	15.4%

GAAP sales and marketing	$106,450	$95,223	$218,767	$184,381
Non-GAAP adjustments:
Stock-based compensation expense	(11,088)	(11,819)	(24,088)	(25,228)
Employer payroll taxes on employee stock transactions	(402)	(372)	(792)	(934)
Amortization of acquired intangibles	(2,574)	(2,233)	(5,120)	(4,486)
Non-GAAP sales and marketing	$92,386	$80,799	$188,767	$153,733
GAAP sales and marketing as percentage of revenue	44.8%	46.5%	46.9%	46.0%
Non-GAAP sales and marketing as percentage of revenue	38.9%	39.5%	40.5%	38.3%

GAAP general and administrative	$37,924	$47,026	$78,351	$94,273
Non-GAAP adjustments:
Stock-based compensation expense	(16,168)	(27,406)	(33,170)	(54,930)
Employer payroll taxes on employee stock transactions	(188)	(243)	(413)	(701)
Acquisition expense	(38)	—	(193)	—
Non-GAAP general and administrative	$21,530	$19,377	$44,575	$38,642

GAAP general and administrative as percentage of revenue	16.0%	23.0%	16.8%	23.5%
Non-GAAP general and administrative as percentage of revenue	9.1%	9.5%	9.6%	9.6%

FRESHWORKS INC.
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(in thousands, except percentages and per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Reconciliation of operating income (loss) and operating margin:
GAAP income (loss) from operations	$6,060	$(8,656)	$(2,000)	$(19,072)
Non-GAAP adjustments:
Stock-based compensation expense	37,848	49,280	81,769	100,944
Employer payroll taxes on employee stock transactions	721	702	1,478	1,901
Amortization of acquired intangibles	4,229	3,508	8,412	7,022
Restructuring charges	7,032	—	7,032	405
Acquisition expense	38	—	193	—
Non-GAAP income from operations	55,928	44,834	96,884	91,200
GAAP operating margin	2.6%	(4.2)%	(0.4)%	(4.8)%
Non-GAAP operating margin	23.6%	21.9%	20.8%	22.7%

Reconciliation of net income (loss):
GAAP net income (loss)	$3,239	$(1,739)	$(1,571)	$(3,043)
Non-GAAP adjustments:
Stock-based compensation expense	37,848	49,280	81,769	100,944
Employer payroll taxes on employee stock transactions	721	702	1,478	1,901
Amortization of acquired intangibles	4,229	3,508	8,412	7,022
Restructuring charges	7,032	—	7,032	405
Acquisition expense	38	—	193	—
Income tax adjustments	(7,407)	782	(19,403)	1,192
Non-GAAP net income	$45,700	$52,533	$77,910	$108,421

Reconciliation of net income (loss) per share - diluted:
GAAP net income (loss) per share - diluted	$0.01	$(0.01)	$(0.01)	$(0.01)
Non-GAAP adjustments:
Stock-based compensation expense	0.14	0.17	0.29	0.34
Employer payroll taxes on employee stock transactions	—	0.01	0.01	0.01
Amortization of acquired intangibles	0.02	0.01	0.03	0.02
Restructuring charges	0.03	—	0.03	—
Acquisition expense	—	—	—	—
Income tax adjustments	(0.03)	—	(0.07)	—
Non-GAAP net income per share - diluted	$0.17	$0.18	$0.28	$0.36
Weighted-average shares used in computing GAAP net income (loss) per share - diluted	272,988	294,435	277,612	297,839
Weighted-average shares used in computing non-GAAP net income (loss) per share - diluted (1)	272,988	297,254	278,623	301,913

FRESHWORKS INC.
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(in thousands, except percentages and per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Computation of adjusted free cash flow:
Net cash provided by operating activities	$58,523	$58,591	$120,912	$116,564
Less:
Purchases of property and equipment	(5,041)	(380)	(8,942)	(1,676)
Capitalized internal-use software	(1,471)	(4,676)	(4,850)	(7,448)
Add:
Acquisition and restructuring costs paid	5,648	728	6,367	2,221
Adjusted free cash flow	$57,659	$54,263	$113,487	$109,661
Operating cash flow margin	24.7%	28.6%	25.9%	29.1%
Adjusted free cash flow margin	24.3%	26.5%	24.4%	27.4%
Net cash provided by (used in) investing activities	$54,632	$(42,842)	$(27,626)	$3,389
Net cash used in financing activities	$(165,805)	$(124,014)	$(221,334)	$(254,287)

(1) Diluted net income (loss) per share attributable to common stockholders is determined by giving effect to all potential common equivalents during the reporting period, unless including them yields an antidilutive result. The company considers its stock options and RSUs as potential common stock equivalents but excluded them from the computation of GAAP diluted net income (loss) per share attributable to common stockholders, as their effect was antidilutive. For the three months ended June 30, 2026 and 2025, potentially dilutive shares of 1.0 million and 2.8 million shares, respectively, were included in the weighted average shares used in computing non-GAAP diluted net income per share. For the six months ended June 30, 2026 and 2025, potentially dilutive shares of 1.0 million and 4.1 million shares, respectively, were included in the weighted average shares used in computing non-GAAP diluted net income per share.